Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated January 9, 1996, relating to the financial statements and financial highlights of Dean Witter Multi-State Municipal Series Trust (comprised of the Arizona Series, California Series, Florida Series, Massachusetts Series, Michigan Series, Minnesota Series, New Jersey Series, New York Series, Ohio Series and Pennsylvania Series) which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Prospectus and to the references to us under the headings "Independent Accountants" and "Experts" in the Statement of Additional Information.


PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
March 19, 1996